UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 25, 2010

BLUEFLY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-14498	13-3612110
(Commission File Number)	(I.R.S. Employer Identification Number)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 944-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 25, 2010, Bluefly, Inc. (the “Company”) completed the second closing (the “Second Closing”) of its previously announced private placement transaction (the “Private Placement”) with Rho Ventures VI, L.P. (“Rho”) pursuant to the Securities Purchase Agreement, dated as of December 21, 2009, by and between the Company and Rho.  At the Second Closing, the Company issued and sold 6,037,192 newly issued shares (the “Private Placement Shares”) of its common stock, par value $0.01 per share (“Common Stock”), to Rho for an aggregate purchase price of $10,263,226.40.  The issuance of the Private Placement Shares is deemed exempt from the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the provisions of Section 4(2) of the Securities Act. In determining that the Private Placement is exempt under Section 4(2) of the Securities Act, the Company relied, among other things, on representations and warranties of Rho to the effect that it is an accredited investor (as such term is defined under Rule 501 promulgated under the Securities Act) and that it is acquiring the Private Placement Shares for investment purposes and not with a current view to distribution thereof, except as such distribution may be permissible under applicable law.  In connection with the Second Closing, the Company will file a Notice of Exempt Offering of Securities on Form D in accordance with the requirements of Regulation D under the Securities Act.

A copy of the Company’s press release announcing the Second Closing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Amendment to Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan

On February 25, 2010 the Company adopted Amendment No. 1 (the “Amendment”) to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan (the “Plan”).  The Amendment increases the aggregate number of shares of Common Stock that may be the subject of stock-based awards granted pursuant to the Plan by an additional 1,500,000 shares.  The Amendment was approved pursuant to a written consent of the Company’s stockholders which was adopted on January 20, 2010 and became effective on February 25, 2010.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Issuance of Stock Options to Management

On March 1, 2010, the Company granted options to purchase shares of its Common Stock pursuant to the Plan to the following executive officers and in the following amounts:

Name	Number of Options

Melissa Payner-Gregor, Chief Executive Officer	750,000

Kara Jenny, Chief Financial Officer	225,000

Bradford Matson, Chief Marketing Officer	225,000

Martin Keane, Senior Vice President of eCommerce	175,000

The options have an exercise price equal to the fair market value of the Common Stock on March 1, 2010, will vest in 48 equal monthly installments and have a ten year term.  The options were issued pursuant to the previously disclosed Management Stock Option Pool approved by the Company’s Board of Directors and the Compensation Committee in connection with the Private Placement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 25, 2010, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.  The Amended and Restated Certificate of Incorporation amends the Company’s Certificate of Incorporation, as amended, by (1) reducing the total number of authorized shares of Common Stock from 200,000,000 shares to 50,000,000 shares, (2) reducing the total number of authorized shares of the Company’s preferred stock, par value $0.01 per share, from 25,000,000 shares to 1,000,000 shares, and (3) restructuring the Company’s Board of Directors as a classified Board divided into three classes, designated Class 1, Class 2 and Class 3, as nearly equal in number as the total number of directors constituting the whole Board permits, with the term of office of one class expiring each year.  The Amended and Restated Certificate of Incorporation was approved pursuant to a written consent of the Company’s stockholders which was adopted on January 20, 2010 and became effective on February 25, 2010.

The foregoing description of the Amended and Restated Certificate of Incorporation does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Amended and Restated Certificate of Incorporation, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

10.1	Amendment No. 1 to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan.

99.1	Press release issued by Bluefly, Inc. on February 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act 1934, Bluefly, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 3, 2010	BLUEFLY, INC.

By: /s/ Kara B. Jenny
Name: Kara B. Jenny
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation.

10.1	Amendment No. 1 to the Amended and Restated Bluefly, Inc. 2005 Stock Incentive Plan.

99.1	Press release issued by Bluefly, Inc. on February 25, 2010.